UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of Company specified in its charter)

Maryland	333-126087	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Company’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the properties described in Item 2.01 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

625 Second Street Building

On January 31, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBS 625 Second Street, LLC (the “625 Owner”), purchased a four-story office building containing 134,847 rentable square feet (the “625 Second Street Building”) from Rosenberg SOMA Investments III, LLC (the “Seller”), which is not affiliated with the Company or its advisor, KBS Capital Advisors LLC (the “Advisor”). The purchase and sale agreement for the acquisition of the 625 Second Street Building was assigned to the 625 Owner from the Advisor on January 17, 2007 for no consideration. The 625 Second Street Building is located on an approximate 0.8-acre parcel of land at 625 Second Street in San Francisco, California.

The purchase price of the 625 Second Street Building was $51,000,000 plus closing costs. The acquisition was funded from a $33,700,000 fixed rate loan secured by the 625 Second Street Building and proceeds from the Company’s ongoing public offering.

The 625 Second Street Building was completed in 1906 and fully renovated in 1999. The 625 Second Street Building is 100% leased by LookSmart, Ltd. (“LookSmart”). LookSmart is an online media and technology company that focuses on vertical search and provides related content, advertising and technology solutions for consumers, advertisers and publishers.

The current aggregate annual base rent for the 625 Second Street Building is approximately $4.7 million. As of February 2007, the current weighted-average remaining lease term for LookSmart is approximately 2.8 years. The LookSmart lease expires in November 2009, and the average annual rental rate for the lease over the remaining lease term is approximately $35.00 per square foot (average monthly rental rate of $2.92 per square foot). LookSmart has the right, at its option, to extend its lease for two additional five-year periods.

The Company does not intend to make significant renovations or improvements to the 625 Second Street Building. Management of the Company believes that the 625 Second Street Building is adequately insured.

Crescent Green Buildings

On January 31, 2007, the Company, through an indirect wholly owned subsidiary, KBS Crescent Green, LLC (the “Crescent Owner”), purchased three office buildings comprising 248,832 rentable square feet (the “Crescent Green Buildings) from Crescent 1100, LLC, Crescent 1200, LLC and Crescent 1300, LLC, which are not affiliated with the Company or the Advisor. The purchase and sale agreement for the acquisition of the Crescent Green Buildings was assigned to the Crescent Owner from the Advisor on December 21, 2006 for no consideration. The Crescent Green Buildings are located on an approximate 24-acre parcel of land at 1100 Crescent Green, 1200 Crescent Green and 1300 Crescent Green in Cary, North Carolina.

The purchase price of the Crescent Green Buildings was $48,140,000 plus closing costs. The acquisition was funded from a $32,400,000 fixed rate loan secured by the Crescent Green Buildings, an $8,400,000 mezzanine loan secured by a 100% equity interest in the Crescent Owner and proceeds from the Company’s ongoing public offering.

The Crescent Green Buildings were completed in 1996, 1997 and 1998. The Crescent Green Buildings are currently 99% leased by fifteen tenants, including Affiliated Computer Services (approximately 63%). Affiliated Computer Services is a premier provider of diversified business process outsourcing and information technology outsourcing solutions to commercial and government clients worldwide. Affiliated Computer Services also provides a variety of systems integration and technology outsourcing services, including data center operations, network management, and technical support and training services.

The current aggregate annual base rent for the Crescent Green Buildings is approximately $4 million. As of January 2007, the current weighted-average remaining lease term for the current tenants of the Crescent Green Buildings is approximately 5 years. The Affiliated Computer Services leases expire in June 2013, and the average annual rental rate for the Affiliated

Computer Services leases over the remaining lease term is $16.13 per square foot (average monthly rental rate of $1.34 per square foot). Beginning in June 2011, Affiliated Computer Services has the right, at its option, to terminate its lease in the 1200 Crescent Green Building (76,316 square feet) with 12 months notice.

The Company does not intend to make significant renovations or improvements to the Crescent Green Buildings. Management of the Company believes that the Crescent Green Buildings are adequately insured.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF COMPANY

625 Second Street Building

In connection with the acquisition of the 625 Second Street Building, the 625 Owner obtained a $33,700,000 fixed rate mortgage loan from a financial institution. The loan matures on February 1, 2014 and bears interest at a fixed rate of 5.85% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The 625 Owner has the right to defease the entire loan (but not prepay) upon the earlier to occur of: (a) three years after January 31, 2007 and (b) two years after the “start up day” of the REMIC trust established by the lender. The loan is secured by the 625 Second Street Building.

Crescent Green Buildings

In connection with the acquisition of the Crescent Green Buildings, the Crescent Owner obtained a $32,400,000 fixed rate mortgage loan from a financial institution. The loan matures on February 1, 2012 and bears interest at a fixed rate of 5.18% per annum for the first two years and 5.68% thereafter. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The Crescent Owner has the right to defease the entire loan (but not prepay) upon the earlier to occur of: (a) three years after January 31, 2007 and (b) two years after the “start up day” of the REMIC trust established by the lender. The loan is secured by the Crescent Green Buildings.

Also in connection with the acquisition of the Crescent Green Buildings, an indirect wholly owned subsidiary of the Company obtained an $8,400,000 mezzanine loan from a financial institution secured by a 100% equity interest in the Crescent Owner. This loan matures on January 31, 2008 and bears interest at a variable rate. The interest rate for the first full eight months is 30-day LIBOR plus 150 basis points and 30-day LIBOR plus 250 basis points thereafter. Monthly installments related to the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The full, prompt and complete payment of the mezzanine loan when due is guaranteed by the Company’s operating partnership, KBS Limited Partnership, with respect to certain “bad boy” acts. The mezzanine loan may be prepaid in whole and in part without payment of any prepayment premium, except that interest through the next payment date must be paid.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements of Real Estate Acquired and Pro Forma Financial Information. Since it is impracticable to provide the required financial statements for the 625 Second Street Building and Crescent Green Buildings at the time of this filing, the Company hereby confirms that it intends to file the required financial statements on or before April 18, 2007, by amendment to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: February 6, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer